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                                                                   EXHIBIT 23.03

                                                    April 13, 1999


Silknet Software, Inc.
50 Phillippe Cote Street
Manchester, New Hampshire 03101

Ladies and Gentlemen:

         The undersigned hereby acknowledges and consents to the use of its name and the following quote:
         "Silknet is the first vendor to deliver a Web-based electronic commerce product that is already integrated with customer service software. This solution gives companies a competitive edge and gives consumers a better experience when shopping on the Web. - Aberdeen Group, Inc.", for use by Silknet Software, Inc. (the "Company") in the Company's registration statement and prospectus, in a format substantially as shown in Exhibit A attached, to be filed with the U.S. Securities and Exchange Commission ("Prospectus") and in any related preliminary Prospectus, or final Prospectus which may be distributed to the public from time to time.
         The undersigned also consents to the filing by the Company of this consent letter, as required by the rules of the Securities and Exchange Commission.



                               By: /s/ Christopher Fletcher
                                   _________________________________

                               Name: Christopher Fletcher
                                     _______________________________

                               Title: Research Director
                                      ______________________________

                               Name of Company: Aberdeen Group, Inc.
                                                ____________________